UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 22, 2008

TOWN AND COUNTRY APPRAISAL SERVICE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53214	26-1703958
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

710 Westbridge Street, PO Box 1041, Blackfoot, ID  83221

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code 208-785-2474

(Former Name or Former Address, If Changed Since Last Report)

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)

On December 22, 2008, our independent registered public accounting firm, M&K CPAS, PLLC (“M&K”) (formerly McElravy, Kinchen & Associates, P.C.) resigned, effective immediately. The resignation of our independent registered public accounting firm was accepted by the members of our Board of Directors.

(b)

The report of M&K on our financial statements as of and for the years ended December 31, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The report did contain an explanatory paragraph relating to going concern considerations.

(c)

During our two most recent fiscal years and the subsequent interim periods through December 22, 2008, there were no disagreements with M&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of M&K, would have caused it to make reference thereto in its reports on the financial statements for such years.

(d)

We engaged Moore & Associates, Chartered Accountants and Advisors (“Moore”) as our new independent certified public accounting firm to audit our financial statements effective December 23, 2008. Prior to such engagement, we did not consult with Moore regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

(e)

The Registrant requested that M&K furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. Such request was made on December 23, 2008.  M&K’s response is filed as Exhibit 16.1 hereto.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

16.1	Letter from M&K CPAS, PLLC to SEC dated December 23, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this first amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

Town and Country Appraisal Service, Inc. /s/ John S. Chidester Name: John S. Chidester Title: Chief Executive Officer

Date: December 23, 2008

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